Exhibit 99.1

Media Contact: Investor Contact:
Jessica Stejskal | SVP MarketingJustin Horstman | VP Investor Relations
jessica.stejskal@bwbmn.com | 952.893.6860justin.horstman@bwbmn.com | 952.542.5169

June 24, 2025

Bridgewater Bancshares, Inc. Completes Private Placement of

$80.0 Million of 7.625% Fixed-to-Floating Rate Subordinated Notes

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (the “Company”), the parent company of Bridgewater Bank, today announced the completion of a private placement of $80.0 million in aggregate principal amount of 7.625% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”). The Company intends to use the net proceeds of the private placement of the Notes to redeem $50.0 million of outstanding 5.25% Fixed-to-Floating Rate Subordinated Notes due 2030 and for general corporate purposes.

The Notes will initially bear interest at an annual rate of 7.625% from June 24, 2025 to June 30, 2030, with interest during this period payable semi-annually in arrears. From June 30, 2030 to the stated maturity date or early redemption date, the interest rate will be reset quarterly to an annual floating rate equal to the then current three-month term Secured Overnight Financing Rate (SOFR) plus 388 basis points, with interest during this period payable quarterly in arrears. The Notes are redeemable by the Company, in whole or in part, on or after June 30, 2030, and at any time upon the occurrence of certain events. The Notes have been structured to qualify as Tier 2 capital for the Company for regulatory capital purposes.

Piper Sandler & Co. acted as lead placement agent while D.A. Davidson & Co. and Hovde Group, LLC acted as co-placement agents for the Notes offering. Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to the Company and Alston & Bird LLP served as legal counsel to the placement agents.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Bridgewater
Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company founded in 2005. Its banking subsidiary, Bridgewater Bank, is a premier, full-service bank dedicated to providing responsive support and simple solutions to businesses, entrepreneurs, and successful individuals across the Twin Cities. Bridgewater offers a comprehensive suite of products and services spanning deposits, lending, and treasury management solutions. Bridgewater has also received numerous awards for its banking services and esteemed corporate culture. With total assets of $5.1 billion and nine strategically located branches as of March 31, 2025, Bridgewater is one of the largest locally-led banks in Minnesota and is committed to being the finest entrepreneurial bank. For more information, please visit www.bridgewaterbankmn.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, including but not limited to statements about the anticipated use of net proceeds from the offering and other matters. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this Report are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Report. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.